EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO

                       18 U.S.C. SECTION 1350 (AS ADOPTED

                         PURSUANT TO SECTION 906 OF THE

                           SARBANES-OXLEY ACT OF 2002)

           In connection with Quarterly Report of Sionix Corporation (the "Company") on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David
R. Wells, Chief Financial Officer of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

           1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

           2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.



Date: January 5, 2010



                                    /s/ David R. Wells
                                    --------------------------------------------
                                    David R. Wells
                                    President, Chief Financial Officer,
                                    Assistant Secretary and
                                    Principal Financial and Accounting Officer






A certification furnished pursuant to this Item will not be deemed "filed" for purposes of section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.